EXHIBIT 99.1

HepaLife Expands Management Team on Heels of Favorable Outcomes of First-of-its-Kind Bioartificial Liver Device.

HepaLife appoints Dr. Robert Tuttle as Vice President of Research and Development, a pioneering cell and tissue culture biologist, with three FDA approved human therapeutics and seven in clinical trials

Boston, MA – May 8, 2007 – HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is pleased to announce the addition of Dr. Robert Tuttle as Vice President of Research and Development, to assist the Company with development of the first-of-its-kind bioartificial liver device, which, in recent weeks, has mimicked key functions of the liver, and surpassed major cell biology and biomechanical milestones.

“I’m honored to welcome Dr. Tuttle as Vice President of Research and Development,” commented Mr. Frank Menzler, President and CEO of HepaLife Technologies, Inc.  “Dr. Tuttle’s appointment follows important research and development successes at HepaLife, prompting the expansion of our scientific and management capabilities.”

Last week, HepaLife announced favorable early test results of the Company’s proprietary bioreactor system, the main mechanical component of its patented bioartificial liver device, which successfully replicated the liver’s key function – removal of toxic ammonia and synthesis of urea.  Researchers consider this ability vital to successfully replicating the human liver’s function in an artificial liver device.

(View HepaLife’s April 30, 2007 press release, announcing HepaLife achieves major milestone in development of artificial liver device:  http://www.hepalife.com/20070430-1.html.php )

In early tests of HepaLife’s proprietary bioreactor, researchers seeded the system with the Company’s patented PICM-19 liver cells, which last month, significantly outperformed the world’s most widely-used human liver cell line and successfully mimicked the liver’s key metabolic functions.

(View HepaLife’s April 10, 2007 press release and photographs: PICM-19 cells mimic human liver’s responses, and significantly outperform world’s most widely-used liver cell line:  http://www.hepalife.com/20070410-1.html.php )

“The early performance success of our proprietary bioreactor system follows highly-favorable research findings of HepaLife’s patented PICM-19 liver cell line,” explained Mr. Menzler.  “Together, these excellent outcomes of our cell line and bioreactor system mark significant achievements for HepaLife’s bioartificial liver device, currently under development.

“I look forward to leveraging Dr. Robert Tuttle’s extensive research knowledge and practical commercial expertise, as we fully exploit these most important biological and mechanical milestones in development of the world’s first-of-its-kind bioartificial liver device.”

Robert Tuttle, Ph.D.

With three FDA approved human therapeutics and seven in clinical trials, Dr. Robert Tuttle is widely regarded as an innovative, pioneering cell and tissue culture biologist, with over 25 years of scientific research and commercial development experience.

Earlier this year, Dr. Tuttle joined HepaLife’s Scientific Advisory Board, providing important guidance on the Company’s primary research and development projects.  As Vice President of Research and Development at

HepaLife, Dr. Robert Tuttle will devote his efforts to HepaLife on a part-time permanent basis as of May, 2007, undertaking key initiatives for scale-up and further development of the Company’s patented cell lines:

-  PBS-1 cell line for potential use in influenza vaccine production; and,

-  PICM-19 liver cell line for use in in-vitro toxicology testing platforms and incorporation into the first-of-its-kind bioartificial liver device.

Previously, Dr. Tuttle served as Vice President Manufacturing for Genetix Pharmaceuticals, where he successfully led the cGMP manufacturing of the first clinical recombinant Lentivirus biologic for hemophilia gene therapy.

Between 2000 through 2004, Dr. Robert Tuttle performed pioneering research in the Biodefense Medical Systems Department of the Battelle Memorial Institute.  Among significant research achievements during his tenure at Battelle, Dr. Tuttle successfully invented and patented an avian coccidiosis vaccine, and further invented the production process for a new, better, safer recombinant anthrax protective vaccine.

Dr. Robert Tuttle also served as the Director of Biologics for Novopharm Biotech between 1997 and 2000, during which time he invented processes to manufacture second entry biologics (Bio-Generics) such as TPA and EPO and a new, better formulation of paclitaxel (Taxol®) for first line cancer therapy. Taxol® is the first anti-cancer agent to surpass $500 million in US sales, and since FDA approval, has generated over $10 billion in revenues.

While at Immunomedics and Cytogen between 1991 and 1996, Dr. Robert Tuttle scaled up and manufactured six of the first clinical monoclonal antibodies for in vivo colorectal, prostate and lymphoma cancer imaging and therapies. Earlier in his career, Dr. Tuttle directed manufacture and modernization of the commercial plasma proteins at CSL in Kankakee, Illinois, including the invention of much-needed PCR-grade albumin, and scaled up the first FDA-approved tissue engineered living skin equivalent at Organogenesis in Cambridge, Massachusetts.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF - News; FWB: HL1) (WKN: 500625) is a biotechnology company focused on the identification and development of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of-its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) novel cell-culture based vaccine production to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

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